 Exhibit 99.2

Western State Design, Inc.

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited)

and the Years Ended December 31, 2015, 2014 and 2013

Audited and Unaudited Financial Statements

Western State Design, Inc.

Table of Contents

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

Page

Independent Auditors’ Report	1 - 2

Balance Sheets - June 30, 2016 (Unaudited) and December 31, 2015 and 2014	3

Statements of Income - 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and the Years Ended December 31, 2015, 2014 and 2013	4

Statements of Changes in Stockholders’ Equity - 6-Month Period Ended June 30, 2016 (Unaudited) and the Years Ended December 31, 2015, 2014 and 2013	5

Statements of Cash Flows - 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and Years Ended December 31, 2015, 2014 and 2013	6 - 7

Notes to Financial Statements	8 - 27

Independent Auditors’ Report

To the Board of Directors and Stockholders

Western State Design, Inc.

Hayward, California

We have audited the accompanying financial statements of Western State Design, Inc. (a California corporation), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, changes in stockholders’ equity, and cash flows for each of the three years ended December 31, 2015, 2014 and 2013 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors and Stockholders

Western State Design, Inc.

Hayward, California

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western State Design, Inc. as of December 31, 2015 and 2014, and the results of its operations and cash flows for the three years ended December 31, 2015, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Subsequent Event

As discussed in Note 19 to the financial statements, Western State Design, Inc. anticipates entering into an agreement on July 31, 2016, to sell substantially all of the assets and certain liabilities of Western State Design, Inc. for $28,000,000. Our opinion is not modified with respect to that matter.

Pleasant Hill, California	/s/Spiegel Accountancy Corp Spiegel Accountancy Corp.
July 25, 2016	Certified Public Accountants

Western State Design, Inc.

Balance Sheets

	June 30,
	2016	December 31,
	(Unaudited)	2015	2014

ASSETS
Current Assets:
Cash and Cash Equivalents	$47,089	$1,485,511	$946,724
Accounts Receivable	16,773,923	11,646,233	7,816,688
Notes Receivable	—	91,588	90,533
Inventories	3,182,453	3,690,497	3,522,346
Deposits Towards Inventory Purchases	2,020,454	625,525	149,616
Prepaid Expenses and Other Current Assets	793,610	858,828	557,153
Costs in Excess of Billings on Short Term Contracts	—	151,797	—
Costs and Estimated Earnings in Excess of Billings
on Uncompleted Contracts	—	—	274,866

Total Current Assets	22,817,529	18,549,979	13,357,926

Property and Equipment, Net	1,106,686	1,121,809	1,170,424

Other Assets:
Notes Receivable, Net of Current Portion	—	2,964	20,053
Refundable Deposits	8,231	8,231	8,231
Deferred Rent	85,762	77,793	54,973

Total Other Assets	93,993	88,988	83,257

Total Assets	$24,018,208	$19,760,776	$14,611,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Liabilities	$11,315,637	$7,631,574	$5,558,602
Customer Deposits	2,064,560	2,457,115	1,315,153
Note Payable to Stockholder	—	1,805,042	1,805,042
Line of Credit	2,191,047	—	—
Billings in Excess of Costs on Short Term Contracts	—	393,734	—
Billings in Excess of Costs and Estimated Earnings
on Uncompleted Contracts	2,980,082	2,723,199	2,663,686

Total Current Liabilities	18,551,326	15,010,664	11,342,483

Stockholders’ Equity:
Common Stock, $1 Par Value, 100,000 Shares
Authorized; 2,000 Shares Issued and Outstanding	2,000	2,000	2,000
Retained Earnings	5,464,882	4,748,112	3,267,124

Total Stockholders’ Equity	5,466,882	4,750,112	3,269,124

Total Liabilities and Stockholders’ Equity	$24,018,208	$19,760,776	$14,611,607

See Accompanying Notes to Financial Statements

Western State Design, Inc.

Statements of Income

	6-Month Periods Ended June 30,
	2016	2015	Years Ended December 31,
	(Unaudited)	(Unaudited)	2015	2014	2013

Income from Operations
Contract Revenue	$28,405,280	$19,309,547	$46,881,436	$57,479,690	$37,333,028
Direct Cost of Contract Revenue	(23,432,949)	(15,313,680)	(36,981,929)	(48,099,437)	(30,011,405)

Gross Profit - Contract Revenue	4,972,331	3,995,867	9,899,507	9,380,253	7,321,623

Parts and Service Revenue	6,400,098	6,552,759	13,299,520	12,295,573	11,929,207
Cost of Parts and Service Revenue	(4,323,918)	(4,374,563)	(9,037,811)	(8,509,687)	(7,887,642)

Gross Profit - Parts and Service Revenue	2,076,180	2,178,196	4,261,709	3,785,886	4,041,565

Total Gross Profit	7,048,511	6,174,063	14,161,216	13,166,139	11,363,188

General and Administrative Expenses	5,013,177	4,395,562	9,677,468	8,477,973	7,454,503

Income from Operations	2,035,334	1,778,501	4,483,748	4,688,166	3,908,685

Other Income (Expense):
Interest and Other Income	935	1,966	3,221	6,308	23,121
(Loss) Gain on Legal Settlements	(299,000)	—	462,538	—	—
(Loss) Gain on Disposal of Property
and Equipment	(14,799)	124	374	2,558	369
Interest Expense	(30,964)	(54,152)	(108,399)	(109,822)	(119,395)

Total Other Income (Expense)	(343,828)	(52,062)	357,734	(100,956)	(95,905)

Income Before Provision for State Taxes	1,691,506	1,726,439	4,841,482	4,587,210	3,812,780

Provision for Income Taxes	22,736	50,073	112,494	51,170	64,411

Net Income	$1,668,770	$1,676,366	$4,728,988	$4,536,040	$3,748,369

See Accompanying Notes to Financial Statements

Western State Design, Inc.

Statements of Changes in Stockholders’ Equity

				Total
			Retained	Stockholders’
	Shares	Amount	Earnings	Equity

Balance at January 1, 2013	2,000	$2,000	$5,711,649	$5,713,649

Dividend Distributions	—	—	(3,586,000)	(3,586,000)

Net Income	—	—	3,748,369	3,748,369

Balance at December 31, 2013	2,000	2,000	5,874,018	5,876,018

Dividend Distributions	—	—	(7,142,934)	(7,142,934)

Net Income	—	—	4,536,040	4,536,040

Balance at December 31, 2014	2,000	2,000	3,267,124	3,269,124

Dividend Distributions	—	—	(3,248,000)	(3,248,000)

Net Income	—	—	4,728,988	4,728,988

Balance at December 31, 2015	2,000	2,000	4,748,112	4,750,112

Dividend Distributions	—	—	(952,000)	(952,000)

Net Income	—	—	1,668,770	1,668,770

Balance at June 30, 2016 (Unaudited)	2,000	$2,000	$5,464,882	$5,466,882

See Accompanying Notes to Financial Statements

Western State Design, Inc.

Statements of Cash Flows

	6-Month Periods Ended June 30,
	2016	2015	Years Ended December 31
	(Unaudited)	(Unaudited)	2015	2014	2013
Cash Flows From Operating Activities:
Net Income	$1,668,770	$1,676,366	$4,728,988	$4,536,040	$3,748,369
Adjustments to Reconcile Net Income to Net
Cash From Operating Activities:
Depreciation	160,191	151,701	312,134	292,355	254,677
Loss (Gain) on Disposal of Property	14,799	(700)	(374)	(2,558)	(369)
Provision for Obsolete Inventory	39,336	91,792	106,856	42,991	121,422
Provision for Warranty Reserve	67,088	14,760	148,057	213,678	298,558
(Increase) Decrease in Operating Assets:
Accounts Receivable	(5,127,690)	(1,029,295)	(3,829,545)	(895,106)	(1,876,588)
Inventories	468,708	(789,372)	(275,007)	548,796	(817,922)
Deposits Towards Inventory Purchases	(1,394,929)	(184,816)	(475,909)	1,590,062	(1,667,678)
Prepaid Expenses and Other Current Assets	65,218	265,013	(301,675)	(90,164)	(41,398)
Costs in Excess of Billings on Short Term
Contracts	151,797	—	(151,797)	804,488	(700,986)
Costs and Estimated Earnings in Excess of
Billings on Uncompleted Contracts	—	274,866	274,866	(75,758)	(199,108)
Deferred Rent	(7,969)	(13,852)	(22,820)	(30,995)	(31,569)
Increase (Decrease) in Operating Liabilities:
Accounts Payable and Accrued Liabilities	3,616,975	705,444	1,924,915	756,797	1,622,741
Customer Deposits	(392,555)	634,330	1,141,962	(2,409,070)	2,517,909
Billings in Excess of Costs on
Short Term Contracts	(393,734)	—	393,734	(223,195)	223,195
Billings in Excess of Costs and
Estimated Earnings on
Uncompleted Contracts	256,883	588,112	59,513	1,730,235	823,523

Net Cash (Used) Provided by Operating
Activities	(807,112)	2,384,349	4,033,898	6,788,596	4,274,776

Cash Flows From Investing Activities:
Collection of Notes Receivable	94,552	11,921	16,034	82,905	822,409
Proceeds from Disposal of Property	16,500	700	950	3,673	1,002
and Equipment
Purchases of Property and Equipment	(176,367)	(68,137)	(264,095)	(228,807)	(346,171)

Net Cash (Used) Provided by
Investing Activities	(65,315)	(55,516)	(247,111)	(142,229)	477,240

See Accompanying Notes to Financial Statements

Western State Design, Inc.

Statements of Cash Flows (Continued)

	6-Month Periods Ended June 30,
	2016	2015	Years Ended December 31,
	(Unaudited)	(Unaudited)	2015	2014	2013

Cash Flows From Financing Activities:
Line of Credit, Net	2,191,047	—	—	—	—
Repayment of Note Payable to Stockholder	(1,805,042)	—	—	(500)	—
Dividend Distributions	(952,000)	(3,208,000)	(3,248,000)	(7,142,934)	(3,586,000)

Net Cash Used by Financing Activities	(565,995)	(3,208,000)	(3,248,000)	(7,143,434)	(3,586,000)

Net Increase (Decrease) in Cash	(1,438,422)	(879,167)	538,787	(497,067)	1,166,016

Cash and Cash Equivalents - Beginning of Period/Year	1,485,511	946,724	946,724	1,443,791	277,775

Cash and Cash Equivalents - End of Period/Year	47,089	$67,557	$1,485,511	$946,724	$1,443,791

See Accompanying Notes to Financial Statements

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 1 -	ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Western State Design, Inc. (the “Company”) is engaged in the distribution, installation and servicing of commercial and coin-operated laundry equipment. Additionally, the Company sells replacement parts. The Company, which was incorporated in the state of California on July 16, 1979, maintains its corporate office in northern California and has additional operations in southern California, Oregon, Arizona and Washington. Western State Design, Inc. is an exclusive distributor of laundry equipment and parts for certain manufacturers. Substantially all of the Company’s business is derived from products purchased from these suppliers which are sold primarily in California, Washington, Oregon, Arizona, Nevada and Alaska. The Company also has contracts with government and general contractors to produce equipment and installation throughout the United States. The length of the Company’s contracts varies but is typically less than one year. The Company also has certain international sales to various foreign countries, which are all transacted in U.S. dollars.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This basis of accounting requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all demand deposit accounts, all interest bearing time deposit accounts due on demand, and all highly-liquid investments with initial maturities of three months or less as cash. All available operating cash is swept into an investment account on a nightly basis, which returns it to operations the following morning.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable are recorded at invoice prices net of any estimated allowance. Accounts receivable are generated from selling equipment and parts and performing service and installation of equipment based on contracted prices. Accounts receivable are stated at the outstanding amount of the invoice or contracted price, net of an allowance for doubtful accounts which is established based upon a review of outstanding receivables, historical bad debt experience and existing economic conditions. The Company utilizes contractual terms to determine the delinquency status of the receivable. Uncollectable receivables are charged to the allowance based on individual credit evaluations and specific circumstances of the customer.

Notes Receivable

Notes receivables are recorded at cost, less any allowance for impairment. Interest income is recognized over the term of the notes receivable and is computed using the compound interest method on the outstanding balance. A note receivable is placed on interest nonaccrual status when management believes the collection of interest is uncertain. The Company considers the borrower’s current situation, historical collection experience and other events regarding the borrower’s ability to repay its obligations when making this determination. The Company will then determine if an allowance for impairment is required. Write-offs are charged to the allowance when the notes receivable are deemed uncollectible. As of June 30, 2016 (Unaudited) and December 31, 2015, 2014 and 2013, the Company considers notes receivables to be fully collectible. Accordingly, no allowance for impairment is recorded.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. As of June 30, 2016 (Unaudited) and December 31, 2015, 2014 and 2013, inventories consist of commercial laundry equipment, coin-operated laundry equipment and parts. The Company records an allowance for obsolete and slow moving inventory to estimated net realizable value. The allowance requires management to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potentially may cause actual results to differ from the estimates at the time such inventory is disposed or sold.

Property and Equipment

Property and equipment, including significant improvements or renovations, are stated at cost, net of accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the life of the assets are expensed as incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation and amortization are removed from the respective accounts and any gain or loss is credited or charged to income. Leasehold improvements are amortized over the shorter of the useful life of the improvement, the lease term or the life of the building. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 15 years.

Long-Lived Assets

In accordance with the FASB Accounting Standards Codification (“ASC”) No. 360-10, “Impairment of Disposal of Long Lived Assets”, the Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying value of an asset may not be recovered. Under FASB ASC No. 360-10, an impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset is less than its carrying value. Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to operating income.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warranty Accrual

Labor warranty terms vary from 90 days to one year. Warranties are typically limited to replacement or service of defective components on the equipment for the original customer. A provision for estimated warranty costs is recorded at the time of sale based on historical experience and is periodically adjusted to reflect actual experience. The warranty accrual is included in accounts payable and accrued liabilities on the accompanying balance sheets.

Revenue Recognition

Revenue is recognized using both the percentage of completion and completed contract methods.

Percentage of Completion Revenue

Revenue from long term contracts are recognized under the percentage-of-completion method, measured by the percentage of costs incurred to date against estimated total costs for each contract.

This method is used because management considers total cost to be the best available measure of progress on the contracts. Due to the inherent uncertainties in estimating costs, it is possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and insurance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Costs and estimated earnings in excess of billings are classified as current assets. Billings in excess of costs and estimated earnings are classified as current liabilities. Both are reflected in the accompanying balance sheets. Contract retentions billed are included in accounts receivable.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Completed Contract Revenue

Revenue from short term contracts is recognized when the equipment has been shipped. Installation revenues are recognized separately when the installation of equipment has occurred. Losses expected to be incurred on uncompleted contracts are charged to operations in the period such losses are determined. Payments received from customers in advance of selling equipment and installation are included in customer deposits on the accompanying balance sheets.

Parts and Service Revenue

Revenue from parts sales and service is recognized at the time the sale has occurred, the service is performed or when the part or service is accepted by the customer.

Shipping Revenue and Costs

Shipping revenues charged to customers and related costs are included in revenues and costs of sales on the accompanying statements of income.

Advertising Costs

All costs of advertising are charged to expense as incurred.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value. The 3 levels are defined as follows:

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own financial model using assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

Income Taxes

The Company, with the consent of its stockholders, has elected to be an S corporation under the Internal Revenue Code and similar state law. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate stock of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is required to pay various taxes as may be required by applicable states.

The Company has evaluated its current tax positions and has concluded that as of June 30, 2016 (Unaudited) and December 31, 2015 and 2014, it does not have any significant uncertain tax positions for which a reserve would be necessary.

The Company’s tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2015, the years open to examination by the Internal Revenue Service are 3 years and vary for state and local governmental authorities. To the extent penalties and interest are incurred through examination, they are included in the income tax expense section in the statements of income.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

The Company follows FASB ASC No. 740, “Income Taxes”, in accounting for uncertain tax positions. These provisions clarify the accounting for uncertainty in income taxes recognized in an entity’s financial statements. Under the standard, the tax benefit from an uncertain tax position is to be recognized as a reduction of income tax expense when it is more likely than not, based on the technical merits of the position, that the position will be sustained on examination by the tax authorities including resolution of any related appeals or litigation processes.

Additionally, the amount of the tax benefit to be recognized is the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the taxing authorities. The standard also provides guidance for derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU requires lessees to record lease assets and liabilities for leases previously classified as operating leases. This accounting standard is effective for annual periods beginning after December 15, 2019 and interim periods beginning after December 15, 2020. The standard will be applied using a modified retrospective approach. The Company is currently evaluating the potential impact on the financial statements and disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by requiring that all deferred tax liabilities and assets be classified as long-term on the balance sheet. The Company is currently evaluating the potential impact on the financial statements and disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. This ASU requires that inventory within the scope of this guidance be measured at the lower of cost and net realizable value. This accounting standard is effective for annual periods beginning after December 15, 2016 and interim periods thereafter, with early adoption allowed. The Company is currently evaluating the potential impact on the financial statements and disclosures.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Adopted Accounting Standards (Continued)

In January 2015, the FASB issued ASU No. 2015-01, Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The amendments in this accounting standard eliminate from GAAP the concept of extraordinary items. Prior to this standard, if an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. This accounting standard update is effective for fiscal years beginning after December 15, 2015. The Company does not expect this standard to have an impact on the financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern. The amendments in this accounting standard require management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the consolidated financial statements. An entity must provide certain disclosures if there is substantial doubt about the entity’s ability to continue as a going concern. This accounting standard update is effective for annual periods ending after December 15, 2016. The Company does not plan to early adopt and does not expect this accounting standard update to have a material impact on the financial statements and disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenues from Contracts with Customers. The amendments in this accounting standard clarify the principles for recognizing revenue. This accounting standard update has been amended by ASU No. 2015-14 to defer the date effective to annual reporting periods beginning on or after December 15, 2018. The Company is currently evaluating the potential impact on the financial statements and disclosures and management’s adoption method.

NOTE 3 -	CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on Federal Reserve limits. The Company has not experienced any losses in the past, and management believes it is not exposed to any significant credit risk on the current account balances. At times, cash balances may exceed the insured amounts.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 4 -	ACCOUNTS RECEIVABLE

Accounts receivable consists of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Completed Contracts	$6,777,262	$1,410,334	$1,214,014

Percentage of Completion Contracts	7,975,879	7,656,732	5,055,377

Retentions	2,020,782	2,579,167	1,547,297

Trade and Contracts Receivables, Net	$16,773,923	$11,646,233	$7,816,688

Costs, estimated earnings and billings on percentage of completion contracts consist of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Costs Incurred on Uncompleted Contracts	$5,290,426	$18,908,098	$21,801,856

Estimated Earnings	6,986,768	20,559,938	23,326,662

Less Billings to Date	9,966,850	23,283,137	25,715,482

Ending Balance	$(2,980,082)	$(2,723,199)	$(2,388,820)

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 4 -	ACCOUNTS RECEIVABLE (CONTINUED)

These amounts are included in the accompanying balance sheets under the following captions:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Cost and Estimated Earnings in Excess of Billings on Uncompleted Contract	$—	—	$274,866

Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(2,980,082)	(2,723,199)	(2,663,686)

Ending Balance	$(2,980,082)	$(2,723,199)	$(2,388,820)

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 5 -	NOTES RECEIVABLE

Notes receivable consists of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Unsecured note receivable from an employee, 6% interest rate, payable in monthly interest only payments of $325 through December 31, 2016 at which time all outstanding principal shall be due. The note receivable was collected on April 26, 2016.	$—	$71,700	$71,700

Secured and unsecured notes receivable from customers for equipment or parts, interest ranging from 5% to 6%, payable in monthly principal and interest payments from of $344 to $1,478, with due dates ranging from December 31, 2015 through February 1, 2017. The notes receivable was collected on January 31, 2016.	—	22,852	38,886

Total Notes Receivable	—	94,552	110,586

Less Current Maturities	—	(91,588)	(90,533)

Total Notes Receivable (Net of Current Portion)	$—	$2,964	$20,053

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 6 -	INVENTORIES

Inventories consist of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Equipment	$1,269,162	$1,969,644	$1,942,778

Parts	1,913,291	1,747,737	1,601,588

Total	3,182,453	3,717,381	3,544,366

Less Allowance for Obsolete Inventory	—	(26,884)	(22,020)

Total Inventories	$3,182,453	$3,690,497	$3,522,346

Reserve for Obsolete Inventory:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014	2013
Beginning Balance	$26,884	$22,020	$17,982	$17,965

Additions Charged to Expense	39,336	106,856	42,991	121,422

Deductions	(66,220)	(101,992)	(38,953)	(121,405)

Ending Balance	$—	$26,884	$22,020	$17,982

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 7 -	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Vehicles	$1,554,651	$1,527,410	$1,438,817

Furniture and Equipment	818,424	780,435	682,682

Leasehold Improvement	281,369	281,369	281,369

Total Property and Equipment, at Cost	2,654,444	2,589,214	2,402,868

Less Accumulated Depreciation	(1,547,758)	(1,467,405)	(1,232,444)

Total Property and Equipment	$1,106,686	$1,121,809	$1,170,424

Depreciation expense was $160,191 and $151,701 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), respectively, and $312,134, $292,355 and $254,677 for the years ended December 31, 2015, 2014 and 2013, respectively.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 8 -	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consists of the following as of:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
Accrued Accounts Payable and Other Accrued Expenses	$9,558,550	$5,646,748	$4,115,073

Book Overdraft	367,986	—	—

Warranty Reserve	194,962	231,184	207,434

Sales Tax Payable	357,798	481,799	287,476

Accrued Bonus & Wages	609,542	964,872	642,075

Compensated Absences	223,125	214,919	190,102

401(k) Profit Sharing Contribution	—	80,133	112,950

Accrued Worker’s Compensation	3,674	11,919	3,492

Total Accounts Payable and Accrued Liabilities	$11,315,637	$7,631,574	$5,558,602

Warranty reserve activity for the period and years ended:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014	2013
Beginning Balance	$231,184	$207,434	$150,413	$38,773

Additions Charged to Expense	67,688	148,057	213,678	298,558

Deductions	(103,910)	(124,307)	(156,657)	(186,918)

Ending Balance	$194,962	$231,184	$207,434	$150,413

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 9 -	SHIPPING REVENUES AND COSTS

Shipping revenues were $657,212 and $505,548 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), respectively, and $1,154,551, $1,372,401 and $1,061,637 for the years ended December 31, 2015, 2014, and 2013, respectively. Shipping costs were $905,124 and $629,571 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), and $1,436,239, $1,747,951 and $1,438,136 for the years ended December 31, 2015, 2014 and 2013, respectively.

NOTE10 -	ADVERTISING EXPENSES

Advertising expenses were $19,172 and $15,419 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), respectively, and $28,703, $34,523 and $40,651 for the years ended December 31, 2015, 2014 and 2013, respectively.

NOTE 11 -	PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan for all eligible employees. Employees are eligible to participate in the 401(k) plan after completion of one year of service and attainment of age 21. The amount of employer contribution is discretionary and is determined annually by the Company. There were no employer contributions for the 6-month period ended June 30, 2016 (Unaudited). The employer contributions accrual was $111,766 for the 6-month period ended June 30, 2015 (Unaudited), and the employer contributions were $81,269, $113,014 and $90,593 for the years ended December 31, 2015, 2014 and 2013, respectively.

NOTE 12 -	NOTE PAYABLE TO STOCKHOLDER

Note payable to stockholder consists of the following:

	June 30, 2016	December 31,
	(Unaudited)	2015	2014
6% unsecured note payable to a stockholder, interest payable monthly and principal due on demand	$—	$1,805,042	$1,805,042

Total interest expense on this note for the 6-month period ended June 30, 2015 (Unaudited) was $54,152 and $108,303 for each year ended December 31, 2015, 2014 and 2013. The note payable to stockholder was paid off on January 13, 2016 and no interest was expensed for the 6-month period ended June 30, 2016 (Unaudited).

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 13 -	BANK LINE OF CREDIT

The Company has a revolving line of credit agreement with a bank. The agreement allows for borrowings up to $5,000,000 at LIBOR plus 2.50% through June 1, 2017, at which time all outstanding amounts are due and payable. The borrowings are secured by substantially all of the Company’s assets and are guaranteed by the stockholders of the Company. The agreement provides that the Company meet certain financial covenants. As of June 30, 2016 (Unaudited) and December 31, 2015, 2014 and 2013, the Company has met these requirements and has no outstanding borrowings.

NOTE 14 -	OPERATING LEASES

Third Party Operating Leases

The Company leases a showroom facility in Cerritos, California from a third-party entity through May 31, 2016. As of June 30, 2016 (Unaudited) and December 31, 2015 and 2014, the lease requires monthly rental payments of $9,326, $8,648 and $9,894, respectively.

The Company leases certain office equipment under non-cancelable lease agreements with third parties expiring through March 2019. The lease agreements provide for monthly rental payments ranging from $112 to $5,477.

Related Party Operating Lease

The Company leases its corporate office and warehouse distribution center in Hayward, California from a limited liability company which is owned by the stockholders of the Company. The 15-year lease is through September 30, 2027, and requires monthly rental payments of $11,209. The total rent expense related to this related party lease was $67,255 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), and $134,511 for each of the years ended December 31, 2015, 2014 and 2013.

Operating lease expense was $133,453 and $148,445 for the 6-month periods ended June 30, 2016 and 2015 (Unaudited), respectively, and $290,925, $297,375 and $301,544 for the years ended December 31, 2015, 2014 and 2013, respectively.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 14 -	OPERATING LEASES (CONTINUED)

A schedule of future minimum lease payments at December 31, 2015 is as follows:

Year	Amount

2016	$259,491
2017	211,811
2018	188,820
2019	135,684
2020	134,511
Thereafter	907,947

Total Future Minimum Lease Payments	$1,838,264

NOTE 15 -	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s typical business activities include investment in financial assets and incurrence of financial liabilities. Recorded financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued liabilities, and note payable to stockholder. The fair values of these financial instruments approximate their recorded values at June 30, 2016 (Unaudited) and December 31, 2015, 2014 and 2013 due to their short-term nature.

No non-recurring assets or liabilities are recorded at fair value at June 30, 2016 (Unaudited) and December 31, 2015, 2014 and 2013.

NOTE 16 -	LEGAL SETTLEMENTS

On May 11, 2016, the Company entered into a Settlement Agreement and General Release of All Claims with a plaintiff regarding an equipment dispute. Under the terms of the settlement, the Company agreed to pay approximately $299,000 as follows:

•	One-time settlement payment of $125,000
•	Estimated future settlement costs and expenses to replace and lease equipment to plaintiff that are estimated to be $174,000

The Company is involved in other legal claims that arise in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Company.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 16 -	LEGAL SETTLEMENTS (CONTINUED)

On October 29, 2015, the Company was awarded a $462,538 settlement related to a finder’s fee. The award included payment for the actual finder’s fee and attorney fees, late fees and other costs.

NOTE 17 -	CONCENTRATIONS

Economic Dependence and Major Customers

For the 6-month periods ended June 30, 2016 and 2015 (Unaudited), the Company had one and two major customer(s) comprising approximately 24% and 19% of the Company’s net revenues, respectively. As of June 30, 2016 (Unaudited), this major customer accounted for approximately 64% of the Company’s total outstanding accounts receivable.

For the year ended December 31, 2015, the Company had one and two major customer(s) comprising approximately 14% of the Company’s net revenues. As of December 31, 2015, this major customer accounted for approximately 32% of the Company’s total outstanding accounts receivable.

For the year ended December 31, 2014, the Company had three major customers comprising approximately 36% of the Company’s net revenues. As of December 31, 2014, these major customers accounted for approximately 37% of the Company’s total outstanding accounts receivable.

For the year ended December 31, 2013, the Company had one major customer comprising approximately 19% of the Company’s net revenues. As of December 31, 2013, this major customer accounted for approximately 38% of the Company’s total outstanding accounts receivable.

Economic Dependence and Major Vendors

For the 6-month periods ended June 30, 2016 and 2015 (Unaudited), the Company had four major vendors comprising approximately 67% and 63% of the Company’s direct costs, respectively. As of June 30, 2016 (Unaudited), these major vendors accounted for approximately 21% of the Company’s total outstanding accounts payable and accrued liabilities. The Company expects to maintain the relationship with these vendors.

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 17 -	CONCENTRATIONS (CONTINUED)

Economic Dependence and Major Vendors (Continued)

For the year ended December 31, 2015, the Company had three major vendors comprising approximately 52% of the Company’s direct costs. As of December 31, 2015, these major vendors accounted for approximately 18% of the Company’s total outstanding accounts payable and accrued liabilities. The Company expects to maintain the relationship with these vendors.

For the year ended December 31, 2014, the Company had three major vendors comprising approximately 51% of the Company’s direct costs. As of December 31, 2014, these major vendors accounted for approximately 6% of the Company’s total outstanding accounts payable and accrued liabilities. The Company expects to maintain the relationship with these vendors.

For the year ended December 31, 2013, the Company had three major vendors comprising approximately 53% of the Company’s direct costs. As of December 31, 2013, these major vendors accounted for approximately 8% of the Company’s total outstanding accounts payable and accrued liabilities. The Company expects to maintain the relationship with these vendors.

NOTE 18 -	CASH FLOW INFORMATION

Supplemental cash flow information is as follows for the period and years ended:

	December 31,
	2015	2014	2013
Cash Paid During the Period/Year for:
Interest	$108,399	$109,823	$119,394

Taxes	$112,494	$51,170	$64,411

Western State Design, Inc.

Notes to Financial Statements

For the 6-Month Periods Ended June 30, 2016 and 2015 (Unaudited) and

the Years Ended December 31, 2015, 2014 and 2013

NOTE 18 -	CASH FLOW INFORMATION (CONTINUED)

	June 30, 2016	June 30, 2015
	(Unaudited)	(Unaudited)
Cash paid During the Period/Year for:
Interest	$30,964	$54,152

Taxes	$22,736	$50,073

NOTE 19 -	SUBSEQUENT EVENTS

The Company anticipates to entering into an agreement to sell substantially all of the assets and certain liabilities of the Company for $28,000,000 on July 31, 2016.

The Company has evaluated subsequent events through July 25, 2016, the date the financial statements were available to be issued, and there were no other subsequent events to report.